                                                                  EXHIBIT (p)(1)

                                CODE OF ETHICS OF
                           AHA INVESTMENT FUNDS, INC.
                                CCM ADVISORS, LLC

         This Code of Ethics has been approved by the Board of Directors of AHA Investment Funds, Inc. (the "Fund"), including a majority of the members of the Board of Directors who are not "interested persons" of the Fund ("Independent Directors"), as defined by the Investment Company Act of 1940 (the "Act"), and CCM Advisors, LLC ("CCMA"), which serves as the Fund's Investment Consultant, in compliance with Rule 17j-1 (the "Rule") under the Act to establish standards and procedures for the detection and prevention of activities by which persons having knowledge of the investments and investment intentions of the Fund may abuse their fiduciary duties to the Fund and otherwise to deal with the types of conflict of interest situations to which the Rule is addressed.

         The provisions of this Code of Ethics are based on the facts that: each of the investment managers of the Fund (the "Investment Managers") is required to adopt its own Code of Ethics under the terms of the Portfolio Advisory Agreements between the Fund and the Investment Managers; and the Fund itself has no employees.

         In view of the above facts, the only persons subject to the transaction reporting provisions this Code of Ethics are the officers and directors of the Fund and the personnel of CCMA who are Access Persons. Each such person must read and retain this Code of Ethics, and should recognize that he or she is subject to its provisions.

         The Fund and CCMA shall use reasonable diligence and institute procedures reasonably necessary to prevent violations of this Code of Ethics.

1.       OBJECTIVE AND GENERAL PROHIBITIONS.

         The specific provisions and reporting requirements of the Rule and this Code of Ethics are concerned primarily with those investment activities of Access Persons, defined below, who are associated with the Fund and who thus may benefit from or interfere with the purchase or sale of portfolio securities by the Fund. The Rule makes it "unlawful" for such persons to engage in conduct which is deceitful, fraudulent, or manipulative, or which involves false or misleading statements, in connection with the purchase or sale of securities by an investment company. Additionally, both the Rule and this Code of Ethics also prohibit any Access Person from using information concerning the investments or investment intentions of the Fund's portfolios (the "Portfolios"), or his or her ability to influence such investment intentions, for personal gain or in a manner detrimental to the interests of any of the Portfolios. Specifically, the Rule makes it "unlawful" for any such person, directly or indirectly, in connection with the purchase or sale of a "security held or to be acquired" by the Fund to:

         (a)    employ any device, scheme or artifice to defraud the Fund;

         (b) make to the Fund any untrue statement of a material fact or omit to state to the Fund a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

         (c) engage in any act, practice, or course of business which operates or would operate as a fraud or deceit on the Fund; or

         (d)    engage in any manipulative practice with respect to the Fund.

2.       DEFINITIONS.

         "ACCESS PERSON" means: (1) any officer or director of the Fund, and (2) any officer, employee or member of CCMA who, with respect to any investment company registered under the Act, makes any recommendation, participates in the determination of which recommendation will be made, or whose principal function or duties relate to the determination of which recommendation will be made, or who, in connection with his or her duties, obtains any information concerning recommendations on Covered Securities being made by CCMA to any investment company registered under the Act.

         "BENEFICIAL OWNERSHIP" has the meaning set forth in paragraph (a)(2) of Rule 16a-1 under the Securities Exchange Act of 1934, and for purposes of this Code of Ethics shall be deemed to include, but not be limited to, any interest by which any Access Person or any member of his or her immediate family (relative by blood or marriage living in the same household) can directly or indirectly derive a monetary benefit from the purchase, sale (or other acquisition or disposition) or ownership of a Security, except such interests as a majority of the Independent Directors of the Fund not involved therein shall determine to be too remote for the purpose of this Code of Ethics.

         "CONTROL" shall have the same meaning as that set forth in
Section 2(a)(9) of the Act.

         "COVERED SECURITY" means any Security (as defined below) other than a Security that is: (i) a direct obligation of the Government of the United States; (ii) a bankers' acceptance, bank certificate of deposit, commercial paper, or high quality short-term debt instrument, including a repurchase agreement; or (iii) a share of an open-end investment company registered under the Act.

         "INITIAL PUBLIC OFFERING" means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934.

         "INVESTMENT PERSONNEL" means: (i) any employee of the Fund or CCMA (or of any company controlling, controlled by or under common control with the Fund or CCMA) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of Securities by the Fund; and (ii) any natural person who controls the Fund or CCMA and who obtains information concerning recommendations made regarding the purchase or sale of Securities by the Fund.

         "LIMITED OFFERING" means an offering of Securities that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) or
Section 4(6) thereof or Rule 504, Rule 505 or Rule 506 thereunder.

         "SECURITY" includes all stock, debt obligations and other instruments comprising the investments of the Fund, including any warrant or option to acquire or sell a security and financial futures contracts, but excludes securities issued by the U.S. government or its agencies, bankers' acceptances, bank certificates of deposit, commercial paper and shares of a mutual fund. References to a "Security" in this Code of Ethics shall include any warrant for, option in, or security immediately convertible into that "security."

         A security is "being considered for purchase or sale" from the time an order is given by or on behalf of a Portfolio of the Fund to the order room of any Investment Manager until all orders with respect to that security are completed or withdrawn.

3.       PROHIBITED TRANSACTIONS.

         (a) Investment Personnel may not purchase or otherwise acquire direct or indirect Beneficial Ownership of any Security in an Initial Public Offering or a Limited Offering unless he or she obtains pre-clearance pursuant to Paragraph 3(c) below and reports to the Fund the information required under this Code of Ethics.

         (b) An Access Person may not purchase or sell or otherwise acquire or dispose of any Security in which he or she has or thereby acquires a direct or indirect Beneficial Ownership if he or she knows or should know at the time of entering into the transaction by reason of which such Access Person has or acquires such direct or indirect Beneficial Ownership that: (i) the Fund has engaged in a transaction in the same security within the last 15 days, or is engaging in such transaction or is going to engage in a transaction in the same security in the next 15 days, or (ii) the Fund or any of its Investment Managers has within the last 15 days considered a transaction in the same security or is considering a transaction in the security or within the next 15 days is going to consider a transaction in the security, unless such Access Person (i) obtains pre-clearance of such transaction and (ii) reports to the Fund the information described in Paragraph 5(b) of this Code of Ethics.

         (c)      PRE-CLEARANCE REQUIREMENT

                  (i)      OBTAINING PRE-CLEARANCE

                           Pre-clearance of a personal transaction in a Security required to be approved under Paragraph 3(a) or Paragraph 3(b) above must be obtained from the Administrator of this Code of Ethics or an officer of the Fund who has been delegated this responsibility by the Administrator. These persons are referred to in this Code of Ethics as "Clearing Officers."

                  (ii)     TIME OF PRE-CLEARANCE

                           Transaction pre-clearances must be obtained no more than 3 days prior to making a purchase or sale of a Security. If the trade is not made within 3 days of the date of pre-clearance, a new pre-clearance must be obtained.

                  (iii)    FORM

                           Pre-clearance must be obtained in writing by completing and signing a form provided for that purpose by the Fund, which form shall set forth the details of the proposed transaction, and obtaining the signatures of a Clearing Officer. Pre-clearance shall be requested by using the form attached as Schedule A.

                  (iv)     FILING

                           A copy of all completed pre-clearance forms, with all required signatures, shall be retained by the Administrator of this Code of Ethics.

         (d)      FACTORS CONSIDERED IN PRE-CLEARANCE OF PERSONAL TRANSACTIONS

                  A Clearing Officer may refuse to grant pre-clearance of a personal transaction in his or her sole discretion without being required to specify any reason for the refusal. Generally, the Clearing Officer will consider the following factors in determining whether or not to pre-clear a proposed transaction:

                           (i)      whether the amount or nature of the
                                    transaction or person making it is likely to affect the price or market for the Security;

                           (ii) whether the individual making the proposed purchase or sale is likely to benefit from purchases or sales being made or being considered on behalf of the Fund;

                           (iii)    whether the Security proposed to be
                                    purchased or sold is one that would qualify for purchase or sale by the Fund; and

                           (iv) whether the transaction is non-volitional on the part of the individual, such as receipt of a stock dividend or a sinking fund call.

4.       EXEMPT TRANSACTIONS.

         The prohibitions of Paragraph 3 above do not apply to:

         (a) Purchases, sales or other acquisitions or dispositions of Securities for an account over which the Access Person has no direct influence or control and does not exercise indirect influence or control.

         (b)      Involuntary purchases or sales made by an Access Person.

         (c) Purchases which are part of an automatic dividend reinvestment plan.

         (d) Purchases or other acquisitions or dispositions resulting from the exercise of rights acquired from an issuer as part of a pro rata distribution to all holders of a class of Securities of such issuer and the sale of such rights.

         (e) Purchases and redemptions of shares of registered, open-end mutual funds (but not shares of closed-end funds).

         (f)      Bank certificates of deposit and bankers' acceptances.

         (g) Commercial paper and high quality debt instruments (including repurchase agreements) with a stated maturity of 12 months or less.

         (h)      U.S. Treasury obligations.

         (i) Purchases, sales or other acquisitions or dispositions which receive the prior approval of the Administrator of this Code of Ethics upon consideration of the factors stated in Paragraph 3(b)(ii) above and/or because:

                  (ii)     their potential harm to the Fund is remote;

                  (ii) they would be unlikely to affect a highly institutional market; or

                  (iii) they are clearly not related economically to Securities being considered for purchases or sale by the Fund.

5.       REPORTING REQUIREMENTS

         (a)      INITIAL CERTIFICATION AND INITIAL HOLDING REPORTS

                  (i) Within ten (10) days after a person becomes an Access Person, such person shall complete and submit to the Administrator of this Code of Ethics an Initial Certification of Compliance and Initial Holdings Report on the form attached as Schedule C.

                  (ii) An Independent Director who would be required to make an Initial Holdings Report solely by reason of being a director of the Fund is not required to file an Initial Holdings Report, but is required to file an Initial Certification of Compliance on the form attached as Schedule C.

         (b)      QUARTERLY REPORTS

                  (i) Within ten (10) days after the end of each calendar quarter, each Access Person shall make a written report of all transactions occurring during the quarter in Covered Securities in which he or she had any direct or indirect Beneficial Ownership to the Administrator of this Code of Ethics. A form to be used to file this quarterly report is attached as Schedule B.

                  (ii) Such report must contain the following information with respect to each reportable transaction:

                           (a)      date and nature of the transaction
                                    (purchase, sale or any other type of
                                    acquisition or disposition);

                           (b) title, the interest rate and maturity date (if applicable), number of shares and principal amount of each Security and the price of the Covered Security at which the transaction was effected;

                           (c) name of the broker, dealer or bank with or through which the transaction was effected; and

                           (d) date that the report is submitted by the Access Person.

                  (iii) Any such report may contain a statement that it is not to be construed as an admission that the person making it has or had any direct or indirect Beneficial Ownership of any Security to which the report relates.

                  (iv) Notwithstanding the quarterly reporting requirement set forth in Paragraph 5(b)(i) above, any Independent Director who would be required to make a quarterly report solely by reason of being a director of the Fund shall not be subject to such reporting requirement unless such Independent Director knew, or in the ordinary course of fulfilling his or her official duties as a director of the Fund, should have known that during the 15 day period immediately before or after the date of a transaction in a Covered Security by the director, the Fund purchased or sold the Covered Security, or any Investment Manager considered purchasing or selling the Covered Security.

                  (v) Notwithstanding the quarterly reporting requirement set forth in Paragraph 5(b)(i) above, an Access Person shall not be required to report transactions on Schedule B if: (x) the Administrator of the Code of Ethics is being furnished broker trade confirmations and account statements within the time period prescribed in Paragraph 5(b)(i) above for all personal Securities accounts of such Access Person containing all of the information required by Paragraph 5(b)(ii) above, provided that the Access Person has no reportable transactions other than those reflected in such confirmations and statements; and (y) the Access Person files on Schedule B attached hereto a certification to that effect.

         (c)      ANNUAL CERTIFICATIONS AND ANNUAL HOLDINGS REPORTS

                  (i) Annually, by January 30 of each year, each Access Person shall complete and submit to the Administrator of this Code of Ethics an Annual Certification of Compliance and an Annual Holdings Report on the form attached as Schedule D.

                  (ii) An Independent Director who would be required to make an Annual Holdings Report solely by reason of being a director of the Fund is not required to file an Annual Holdings Report, but is required to file an Annual Certification of Compliance on the form attached as Schedule D.

         (d)      EXCEPTIONS

                  Subject to the prior written approval of the Administrator of this Code of Ethics, no reports of transactions in or holdings of Covered Securities need be made by an Access Person pursuant to Paragraphs 5(a), (b) or (c) above with respect to transactions effected for, and Covered Securities held in, any account over which the Access Person had no direct or indirect influence or control.

         (e)      FORM OF REPORTS AND CERTIFICATIONS

                  The reports and certifications required by the Code of Ethics shall be on the forms attached hereto or, with respect to the quarterly reports required pursuant to Paragraph 5(b) above but not the certifications required by such Paragraph, may consist of broker confirmations and statements as provided in Paragraph 5(b)(v).

         (f)      RESPONSIBILITY TO REPORT

                  The responsibility for taking the initiative to report is imposed on each individual required to make a report. Any effort by the Fund or CCMA to facilitate the reporting process does not change or alter that responsibility.

         (g)      WHERE TO FILE REPORT

                  All reports must be filed with the Administrator of this Code of Ethics.

6.       CONFIDENTIALITY OF FUND TRANSACTIONS.

         Until disclosed in a public report to shareholders or to the SEC in the normal course, all information concerning the securities "being considered for purchase or sale" by the Fund shall be kept confidential by all Access Persons and disclosed by them only on a "need to know" basis. It shall be the responsibility of the Administrator of this Code of Ethics to report any inadequacy found by him to such officer(s) and the directors of the Fund or any Committee appointed by them to deal with such information.

7.       SANCTIONS.

         Any violation of this Code of Ethics shall be subject to the imposition of such sanctions by the Fund or CCMA as may be deemed appropriate under the circumstances to achieve the purposes of the Rule and this Code of Ethics which may include suspension or termination of employment, a letter of censure and/or restitution of an amount equal to the difference between the price paid or received by the Fund and the more advantageous price paid or received by the offending person except that sanctions for violation of this Code of Ethics by a director of the Fund will be determined by a majority vote of its Independent Directors.

8.       ADMINISTRATION AND CONSTRUCTION.

         (a) The administration of this Code of Ethics shall be the responsibility of a person nominated by the Fund and approved by the Independent Directors of the Fund as the "Administrator" of this Code of Ethics.

         (b)      The duties of such Administrator will include:

                  (i) continuous maintenance of a current list of the names of all Access Persons with an appropriate description of their title or employment, and the date each such person became an Access Person;

                  (ii) providing each Access Person a copy of this Code of Ethics and informing them of their duties and reporting and other obligations thereunder;

                  (iii) obtaining the certifications and reports required to be submitted by Access Persons under this Code of Ethics (except that the Administrator of this Code of Ethics may presume that Quarterly Transaction Reports need not be filed by Independent Directors in the absence of facts indicating that a report must be filed), and reviewing the reports submitted by Access Persons;

                  (iv) maintaining or supervising the maintenance of all records and reports required by this Code of Ethics;

                  (v) preparing listings of all transactions effected by any Access Person within fifteen (15) days of the date on which the same security was held, purchased or sold by the Fund;

                  (vi) determining whether any particular securities transaction should be exempted pursuant to the provisions of Paragraph 4(i) of this Code of Ethics;

                  (vii) issuance either personally or with the assistance of Counsel as may be appropriate, of any interpretation of this Code of Ethics which may appear consistent with the objectives of the Rule and this Code of Ethics;

                  (viii) conduct of such inspections or investigations, including scrutiny of the listings referred to in the preceding subparagraph, as shall reasonably be required to detect and report, with his recommendations, any apparent violations of this Code of Ethics to the Board of Directors of the Fund or any Committee appointed by them to deal with such information;

                  (ix) submission of a quarterly report to the directors of the Fund containing a description of any violation and the sanction imposed; transactions that suggest the possibility of a violation of interpretations issued by and any exemptions or waivers found appropriate by the Administrator; and any other significant information concerning the appropriateness of this Code of Ethics; and

                  (x) review of administration of the codes of ethics adopted by the Investment Managers of the Fund and making requests to them for such reports and information as may be necessary to assist the directors of the Fund in monitoring compliance with the Rule and with the general policies of this Code of Ethics as set forth in paragraph 1 above.

9.       REVIEW OF CODE OF ETHICS BY BOARD OF DIRECTORS

         (a) On an annual basis, and at such other time as deemed to be necessary or appropriate by the Board of Directors, the Board of Directors shall review operation of this Code of Ethics and shall adopt such amendments thereto as may be necessary to assure that the provisions of the Code of Ethics establish standards and procedures that are reasonably designed to detect and prevent activities that would constitute violations of the Rule.

         (b) In connection with the annual review of the Code of Ethics by the Board of Directors, the Fund and CCMA shall each provide to the Board of Directors, and the Board of Directors shall consider, a written report (which may be a joint report on behalf of the Fund and CCMA) that:

                  (i) describes any issues arising under the Code of Ethics or related procedures during the past year, including, but not limited to, information about material violations of the Code of Ethics or any procedures adopted in connection therewith and that describes the sanctions imposed in response to material violations; and

                  (ii) certifies that the Fund and CCMA have each adopted procedures reasonably necessary to prevent Access Persons from violating the Code of Ethics.

10.      REQUIRED RECORDS.

         The Administrator shall maintain and cause to be maintained in an easily accessible place, the following records:

         (a) A copy of this Code of Ethics and any other codes of ethics adopted pursuant to the Rule by the Fund or CCMA for a period of five (5) years;

         (b) A record of any violation of this Code of Ethics and any other code specified in Paragraph 10(a) above, and of any action taken as a result of such violation;

         (c) A copy of each report made pursuant to this Code of Ethics and any other code specified in Paragraph 10(a) above, by an Access Person or the Administrator within two (2) years from the end of the fiscal year of the Fund in which such report or interpretation is made or issued and for an additional three (3) years in a place which need not be easily accessible;

         (d) A list of all persons who are, or within the past five (5) years have been, required to make reports pursuant to the Rule and this Code of Ethics or any other code specified in Paragraph 10(a) above, or who were responsible for reviewing such reports; and

         (e) A record of any decision, and the reasons supporting the decision, to approve any investment in an Initial Public Offering or a Limited Offering by Investment Personnel, for at least five (5) years, after the end of the fiscal year of the Fund in which such approval was granted.

11.      CERTIFICATIONS BY ACCESS PERSONS.

         The certifications of each Access Person required to be made pursuant to this Code of Ethics shall include certifications that the Access Person has read and understands this Code of Ethics and recognizes that he or she is subject to it. Access Persons shall also be required to certify in their annual certification that they have complied with the requirements of this Code of Ethics.

12.      AMENDMENTS AND MODIFICATIONS.

         This Code of Ethics may not be amended or modified except in a written form which is specifically approved by majority vote of the Independent Directors of the Fund.

13.      MISCELLANEOUS

         The Secretary of the Fund shall serve as the Administrator of this Code of Ethics.

                                   SCHEDULE A

                           AHA INVESTMENT FUNDS, INC.
                                CCM ADVISORS, LLC

            REQUEST FOR PERMISSION TO ENGAGE IN PERSONAL TRANSACTION

         I hereby request permission to effect a transaction in Securities as indicated below in which I have or will acquire direct or indirect Beneficial Ownership.

         (Use approximate dates and amounts of proposed transactions)

                           PURCHASES AND ACQUISITIONS

                           NO. OF SHARES
                           OR PRINCIPAL     NAME OF       UNIT          TOTAL
         DATE                  AMOUNT       SECURITY      PRICE         PRICE         BROKER
         ----                  ------       --------      -----         -----         ------

-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------

                          SALES AND OTHER DISPOSITIONS


-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------

Date Submitted:                                     Signature:
                ------------------------------                ---------------------------------------

Permission Granted                                  Permission Denied
                  ----------------------------                       --------------------------------

Date:                                               Signature:
     -----------------------------------------                ---------------------------------------
                                                                     (Clearing Officer)

                                   SCHEDULE B

                           AHA INVESTMENT FUNDS, INC.
                                CCM ADVISORS, LLC

                        QUARTERLY SECURITIES TRANSACTIONS
                      CONFIDENTIAL REPORT AND CERTIFICATION

         I certify that this report, together with the confirmations and statements for any personal securities account(s) as to which I have arranged for the Administrator of the Code of Ethics to receive duplicate confirmations and statements, identifies all transactions during the calendar quarter in which I acquired or disposed of any security in which I had any Beneficial Ownership that are required to be reported by me pursuant to Paragraph 5(b) of the Code of Ethics. (If no such transactions took place write "NONE".) Please sign and date this report and return it to the Administrator of the Code of Ethics no later than the 10th day of the month following the end of the calendar quarter. Use reverse side if additional space is needed.

                           PURCHASES AND ACQUISITIONS


                                                     INTEREST RATE
                NO. OF SHARES       TITLE OF          AND MATURITY
                AND PRINCIPAL       COVERED            DATE (IF
    DATE           AMOUNT           SECURITY          APPLICABLE)      UNIT PRICE       TOTAL PRICE        BROKER
    ----           ------           --------          -----------      ----------       -----------        ------

-----------      -----------      -----------         -----------     -----------       -----------      -----------


-----------      -----------      -----------         -----------     -----------       -----------      -----------


-----------      -----------      -----------         -----------     -----------       -----------      -----------


-----------      -----------      -----------         -----------     -----------       -----------      -----------


-----------      -----------      -----------         -----------     -----------       -----------      -----------


                          SALES AND OTHER DISPOSITIONS


-----------      -----------      -----------         -----------     -----------       -----------      -----------


-----------      -----------      -----------         -----------     -----------       -----------      -----------


-----------      -----------      -----------         -----------     -----------       -----------      -----------



                                       12

-----------      -----------      -----------         -----------     -----------       -----------      -----------


Date Submitted:                                               Signature:
               -----------------------------                            ----------------------------------

                                                              Print name:
                                                                         ---------------------------------

                                   SCHEDULE C

                           AHA INVESTMENT FUNDS, INC.
                                CCM ADVISORS, LLC



             INITIAL CERTIFICATION OF COMPLIANCE WITH CODE OF ETHICS
                           AND INITIAL HOLDINGS REPORT

         I have read and I understand the Code of Ethics of AHA Investment Funds, Inc. and CCMA Advisors, LLC (the "Code"). I recognize that the provisions of the Code apply to me and agree to comply in all respects with the procedures described therein.

         I certify that I have listed below: (1) the title, number of shares and principal amount of each Covered Security in which I had any Beneficial Ownership as of the day I became an Access Person; and (2) the name of each broker, dealer or bank at which any account is maintained through which any Securities in which I have any Beneficial Ownership are held, purchased or sold, and the title and number of each such account; which shall constitute my Initial Holdings Report.* Use reverse side if additional space is needed.

TITLE OF COVERED SECURITY                   NUMBER OF SHARES           PRINCIPAL AMOUNT
-------------------------                   ----------------           ----------------


NAME OF EACH BROKER, DEALER OR BANK AT WHICH ACCOUNTS ARE MAINTAINED, AND TITLE AND NUMBER OF EACH SUCH ACCOUNT:





Date Submitted:                               Print Name:
               -------------------------                 -----------------------

                                              Signature:
                                                        ------------------------

*Does not apply to Independent Directors

                                   SCHEDULE D

                           AHA INVESTMENT FUNDS, INC.
                                CCM ADVISORS, LLC



        ANNUAL CERTIFICATION OF COMPLIANCE WITH CODE OF ETHICS AND ANNUAL

                                 HOLDINGS REPORT

         I have read and I understand the Code of Ethics of AHA Investment Funds, Inc. and CCMA Advisors, LLC (the "Code"). I recognize that the provisions of the Code apply to me and agree to comply in all respects with the procedures described therein. I certify that I have complied in all respects with the requirements of the Code as in effect during the past year.

         I also certify that all transactions during the past year that were required to be reported by me pursuant to the Code have been reported in Quarterly Securities Transactions Confidential Reports that I have submitted to the Administrator of the Code of Ethics.

         I certify that I have listed below: (1) the title, number of shares and principal amount of each Covered Security in which I had any Beneficial Ownership as of December 31 and (2) the name of each broker, dealer or bank at which any account is maintained through which any Securities in which I have any Beneficial Ownership are held, purchased or sold, and the title and number of each such account; which shall constitute my Annual Holdings Report.* Use reverse side if additional space is needed.

TITLE OF COVERED SECURITY                   NUMBER OF SHARES           PRINCIPAL AMOUNT
-------------------------                   ----------------           ----------------


NAME OF EACH BROKER, DEALER OR BANK, AND TITLE AND NUMBER OF EACH SUCH ACCOUNT:

Date Submitted:                               Print Name:
               -------------------------                 -----------------------

                                              Signature:
                                                        ------------------------

*Does not apply to Independent Directors